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                                                                    EXHIBIT 23.2

                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Bancorp:

We consent to the incorporation by reference in Western Bancorp's registration statement on Form S-8 regarding the Western Bancorp 1993 Stock Option Plan of our report dated October 23, 1998, with respect to the supplemental consolidated financial statements of Western Bancorp as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the current report on Form 8-K of Western Bancorp dated November 13, 1998. Our report, dated October 23, 1998, indicates that: (i) KPMG LLP did not audit the 1996 consolidated financial statements of either California commercial Bankshares or SC Bancorp, both of which were acquired during 1997 in mergers accounted for as poolings-of-interests. Such financial statements were audited by other auditors whose reports were furnished to KPMG LLP, and KPMG LLP's opinion, insofar as it relates to California Commercial Bankshares and SC Bancorp, is based solely on the reports of the other auditors; (ii) We did not audit either the 1996 or 1997 financial statements of Bank of Los Angeles which was acquired during 1998 in a merger accounted for as a poolings-of-interests. Such financial statements were audited by other auditors whose reports were furnished to KPMG LLP, and KPMG LLP's opinion, insofar as it relates to Bank of Los Angeles, is based solely on the reports of the other auditor; (iii) The 1995 consolidated statements of operations, changes in shareholders' equity, and cash flows of Western Bancorp, prior to their restatement for the 1997 and 1998 poolings-of-interests, were audited by other auditors; (iv) The separate 1995 consolidated financial statements of California Commercial Bankshares, SC Bancorp, and Bank of Los Angeles included in the 1995 supplemental consolidated financial statements of the Company were audited by other auditors; (v) The supplemental consolidated financial statements give retroactive effect to the acquisition of Bank of Los Angeles on October 23, 1998, which has been accounted for as a pooling-of-interest. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statement do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Western Bancorp after financial statements covering the date of consummation of the business combination with Bank of Los Angeles are issued; and (vi) The combination of the supplemental consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1995, after restatement for the 1997 and 1998 poolings-of-interest, has been audited by KPMG LLP.

/s/ KPMG LLP

KPMG LLP

Los Angeles, California
January 8, 1999

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